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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): July 16, 1999

                               Triton PCS, Inc.
              (Exact Name of Registrant as Specified in Charter)

                Delaware                              23-2930873
       (State or Other Jurisdiction                (I.R.S. Employer
     of Incorporation or Organization)            Identification No.)


                    375 Technology Drive
                         Malvern, PA                          19355
         (Address of Principal Executive Offices)           (Zip Code)

      Registrant's telephone number, including area code: (610) 651-5900
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Item 4.   Changes in Registrant's Certifying Accountants

          KPMG LLP (KPMG) was previously engaged as the principal accountants to audit the financial statements of Triton PCS, Inc. (the "Registrant"). On July 16, 1999, KPMG's appointment as principal accountants was terminated and PricewaterhouseCoopers LLP was engaged as principal accountants to audit the financial statements of the Registrant. The decision to change accountants was made by the Registrant and approved by the audit committee, as representatives of the board of directors, of Triton PCS Holdings, Inc., the Registrant's stockholder.

          During the Registrant's two most recent fiscal years ended December 31, 1998, and the subsequent interim period through July 16, 1999, there were no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

          None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and the subsequent interim period through July 16, 1999.

          The audit reports of KPMG on the consolidated financial statements of Triton PCS, Inc., and subsidiaries as of and for the fiscal years ended December 31, 1998 and 1997, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG is attached as Exhibit 16.1.

          During the Registrant's two most recent fiscal years ended December 31, 1998 and 1997, and the subsequent interim period through July 16, 1999, the Registrant did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          16.1  Letter of KPMG regarding change in certifying accountant.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Triton PCS, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Triton PCS, Inc.

                         By: /s/ David D. Clark
                             ------------------
                             David D. Clark
                             Senior Vice President and Chief Financial Officer



Dated:   July 22, 1999